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                                                                     Exhibit 4.1
[TORYS LLP LOGO]

                                                              237 Park Avenue
                                                              New York, New York
                                                              10017.3142

                                                              TEL  212.880.6000
                                                              FAX  212.682.0200

                                                              www.torys.com



                                                              May 27, 2003



Brookfield Properties Corporation
BCE Place
181 Bay Street
Suite 330
Toronto, Ontario, Canada  M5J-2T3

Ladies and Gentlemen:

                  RE:      REGISTRATION STATEMENT ON FORM F-8

                  We hereby consent to the reference to our firm name under the heading "Canadian Federal Income Tax Considerations" in the Notice of Annual and Special Meeting and Management Proxy Circular, dated May 22, 2003, of Brookfield Properties Corporation (the "Company") filed as part of the registration statement on Form F-8 of the Company. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.

                                               Sincerely,


                                               /s/ Torys LLP
                                               --------------------------------
                                                   TORYS LLP